Exhibit 99.1

INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES FIRST QUARTER EARNINGS RESULTS                  NOVEMBER 3, 2005

Contact Information:
BRIAN PARRISH
CHIEF OPERATING OFFICER
INN OF THE MOUNTAIN GODS RESORT AND CASINO
TELE: (505) 464-7004
EMAIL: bdparrish@imgresort.com

MESCALERO, NEW MEXICO --- Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe (the "Tribe"), reported today net revenue for the quarter ended July 31, 2005 was $30.6 million, an increase of $8.5 million, or 38%, from $22.1 million for the quarter ended July 31, 2004. EBITDA for the quarter ended July 31, 2005, was $5.5 million, a decrease of $2.2 million or 29%, from $7.7 million for the quarter ended July 31, 2004. Net loss for the quarter was $5.7 million compared to net income of $3.5 million for the quarter ended July 31, 2004.

Increases in revenue were primarily attributable to increased gaming, hotel and food and beverage revenues associated with opening IMGRC's new resort in March 2005. Gaming revenues increased $4.4 million, from $17.6 million for the quarter ended July 31, 2004, to $22.0 million for the quarter ended July 31, 2005. Hotel revenues were $2.9 million for the quarter ended July 31, 2005 compared to $0 million for the quarter ended July 31, 2004, when IMGRC did not have an operating hotel. Food and beverage revenues were $3.5 million for the quarter ended July 31, 2005 compared to $1.4 million for the quarter ended July 31, 2004. The increase in food and beverage revenue is primarily due to the opening of the fine dining, buffet, sports bar and other food and beverage outlets in the new resort. Total operating expenses in the quarter ended July 31, 2005 were $29.6 million compared to $16.0 million for the quarter ended July 31, 2004, largely due to increased expenses associated with operating the new resort. Results for the quarter ended July 31, 2004 reflect $1.1 million of pre-opening costs and expenses, which were not present in the quarter ended July 31, 2005.

Brian Parrish, Chief Operating Officer of IMGRC, stated: "We are pleased with our revenues during the first quarter of 2006, which reflect our first full quarter of operations following the opening of our new resort. In an effort to improve revenue going forward, we plan to increase traffic though a comprehensive marketing plan focused on highlighting all the amenities of our luxury all-season resort, which recently received the prestigious Four Diamond Award from AAA. Our first quarter results reflect certain expenses attributable with opening our resort in March, including increased staffing and training. In addition, following the closing of our first quarter, we identified several areas where we will seek to improve operating efficiencies and reduce expenses, including improving efficiency and utilization of existing team members, adjustments to staffing levels, inventory control, general and administrative costs and food and beverage costs. We are very excited about our new resort and are looking forward to the future."

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Tribe including Casino Apache Travel Center, Ski Apache and our new resort, which opened on March 15, 2005, and features a 273-room hotel, a 38,000 square foot casino (replacing our recently closed Casino Apache), a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.

NON-GAAP FINANCIAL MEASURES

In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

EBITDA provides an additional way to view IMGRC's operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC's past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC's operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC's performance) or cash flows provided by operating activities (as an indicator of IMGRC's liquidity), nor should it be considered as an indicator of IMGRC's overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC's results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.

CONFERENCE CALL

IMGRC will discuss its quarterly results during a conference call today at 5:00 pm (EST). The call can be accessed via telephone by dialing 800-289-0493. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting our website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC's website anytime within the next 60 days.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our annual report on Form 10-K filed with the Securities and Exchange Commission on July 28, 2005. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO
          (AN UNINCORPORATED ENTERPRISE OF THE MESCALERO APACHE TRIBE)

                         SELECTED FINANCIAL INFORMATION
                  ($ IN THOUSANDS, EXCEPT WIN PER UNIT PER DAY)

                                                                                QUARTER ENDED
                                                                                   JULY 31
                                                                  -------------------------------------------
                                                                        2005                      2004
                                                                  ------------------        -----------------
                                                                      (UNAUDITED)              (UNAUDITED)
OPERATING RESULTS
Gross revenues                                                      $        31,574           $       22,390
Net revenues                                                                 30,628                   22,127
Income from operations                                                        1,069                    6,149
Net income (loss)                                                            (5,666)                   3,530

OTHER DATA

EBITDA (1)                                                                    5,531                    7,687

PROPERTY DATA (AS OF THE END OF PERIOD
EXCEPT WIN PER DAY DATA)
     Gross slot win per day                                         $           145           $          160
     Table games win per day                                        $           593           $          638
     Number of slot machines                                                  1,502                    1,181
     Number of table games                                                       47                       38

                                                                         AS OF                    AS OF
                                                                    JULY 31, 2005            JULY 31, 2004
                                                                  ------------------        -----------------
                                                                      (UNAUDITED)              (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents                                           $        20,145           $       19,176
Restricted cash and cash equivalents                                         24,363                  103,828
Other current assets                                                          2,376                    6,479
Property and equipment, net                                                 237,171                  171,918
Other non-current assets                                                      9,163                    9,506
                                                                  ------------------        -----------------
     Total                                                          $       293,217           $      310,907
                                                                  ==================        =================

Current liabilities                                                 $        18,187           $       39,219
Construction payable                                                          8,433                   10,755
Current portion of long term debt                                             2,784                      252
Long term loans                                                             213,645                  201,643
Equity                                                                       50,168                   59,038
                                                                  ------------------        -----------------
     Total                                                          $       293,217           $      310,907
                                                                  ==================        =================

------------------
(1) See "Non-GAAP Financial Measures" in the text of the release for a discussion of how IMGRC defines and uses EBITDA. Below is a quantitative reconciliation of EBITDA to IMGRC's most directly comparable GAAP financial performance measure, net income:



-------------------------------------------------------------------------------------------------------------
                                                                                QUARTER ENDED
                                                                                   JULY 31
                                                                  ------------------ ------ -----------------
                                                                        2005                      2004
                                                                  ------------------        -----------------
                                                                      (UNAUDITED)              (UNAUDITED)

Net income                                                          $        (5,666)           $       3,530
     Depreciation                                                             4,765                    1,436
     Interest expense                                                         6,607                    2,931

     Interest income                                                           (175)                    (209)
                                                                  ------------------        -----------------
EBITDA                                                              $         5,531            $       7,687
                                                                  ==================        =================



           INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                   (unaudited)
                                ($ IN THOUSANDS)

                                                                             FOR THE THREE MONTHS
                                                                                ENDED JULY 31
                                                                  -------------------------------------------
                                                                        2005                      2004
                                                                  ------------------        -----------------
Revenues:
     Gaming                                                          $   22,027,349           $   17,645,786
     Food and beverage                                                    3,456,576                1,413,095
     Hotel                                                                2,911,685                        -
     Recreation and other                                                 3,178,444                3,330,898
                                                                  ------------------        -----------------
     Gross revenue                                                       31,574,054               22,389,779
         Less Promotional Allowances                                        945,570                  262,282
                                                                  ------------------        -----------------
     Net Revenue                                                         30,628,484               22,127,497
                                                                  ------------------        -----------------

Operating costs and expenses:
     Gaming                                                               4,387,818                5,027,678
     Hotel                                                                1,425,997                        -
     Food and beverage                                                    5,051,823                1,688,006
     Recreation and other                                                 2,901,636                3,089,733
     Marketing and Advertising                                            2,284,675                  556,188
     General and administrative                                           7,206,324                1,695,567
     Insurance (allocated by related party)                                 516,541                  139,656
     Pension (allocated by related party)                                         -                  544,539
     Telecommunication (charged by related party)                            57,626                   54,757
     Fees (charged by related party)                                        962,294                  684,001
     Pre-opening costs and expenses                                               -                1,063,044
     Depreciation                                                         4,765,225                1,435,617
                                                                  ------------------        -----------------
         Total operating expenses                                        29,559,959               15,978,786
                                                                  ------------------        -----------------

Income from operations                                                    1,068,525                6,148,711

Other income (expenses):
     Interest income                                                        174,783                  209,418
     Interest expense, net of amounts capitalized                        (6,607,147)              (2,930,599)
     Other income (expense)                                                (302,444)                 102,151
                                                                  ------------------        -----------------
         Total other income (expenses)                                   (6,734,808)              (2,619,030)
                                                                  ------------------        -----------------

     Net income (loss)                                              $    (5,666,283)           $  (3,529,681)
                                                                  ==================        =================


